Exhibit 99.1

For Immediate Release

Del Taco Restaurants, Inc. Announces Fiscal First Quarter 2017 Financial Results
Company-operated and System-wide comparable restaurant sales growth of 4.0% and 4.2%
Conference call and webcast will be held at 5:00 p.m. ET today

Lake Forest, CA. May 4, 2017 - Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ: TACO), the second largest Mexican-American QSR chain by units in the United States, operating restaurants under the name Del Taco, today announced fiscal first quarter 2017 financial results. The Company also reaffirmed guidance for fiscal year 2017.

Fiscal First Quarter 2017 Highlights

•	System-wide comparable restaurant sales growth of 4.2% and company-operated comparable restaurant sales growth of 4.0%, marking the 14th and 19th consecutive quarter of gains, respectively;

◦	Company-operated comparable restaurant sales growth was comprised of average check growth of 3.7%, including over 1% of menu mix growth, and a transaction increase of 0.3%;

•	Total revenue of $105.3 million, representing 8.2% growth from the fiscal first quarter 2016;

•	Company-operated restaurant sales of $101.2 million, representing 8.2% growth from the fiscal first quarter 2016;

•	Net income increased to $4.2 million, representing diluted earnings per share of $0.10, compared to $3.1 million in the fiscal first quarter 2016, representing diluted earnings per share of $0.08;

•
Adjusted EBITDA, a non-GAAP financial measure, increased to $14.6 million from $13.1 million in the fiscal first quarter 2016, representing 11.4% growth including an approximate $0.5 million benefit in the fiscal first quarter 2017 from the timing of advertising expense which will reverse throughout the year;

•	The opening of three franchise restaurants and the strategic refranchising of five company-operated restaurants; and

•	The repurchase of approximately 641 thousand shares at an average price per share of $12.48, for $8.0 million.

Paul J.B. Murphy, III, Chief Executive Officer of Del Taco, commented, “We delivered a successful quarter characterized by comparable restaurant sales and profitability growth, despite traffic challenges across our industry and other external headwinds. With our expectation for continued sales momentum in the second quarter and our underlying operational and product initiatives in place for the balance of the year, we are increasingly confident that we can achieve our 2017 annual guidance and reach our stated goal of $1.5 million in average unit volume by 2018.”

Murphy continued, “Fresh Combined Solutions has strengthened our QSR+ value oriented positioning, enabling us to take share from QSR and grow relevance among fast casual occasions. The efficacy of this strategy also supports our acceleration to mid-single-digit restaurant growth in 2017 and our ability to accelerate that growth in 2018 and beyond. Our new unit development is predicated on quality of growth and will be well balanced across geographies and between company and franchise partners.”

Review of Fiscal First Quarter 2017 Financial Results

Total revenue was $105.3 million, an increase of 8.2% compared to $97.4 million in the fiscal first quarter 2016. The growth in revenue was driven by an 8.2% increase in Company restaurant sales and an 8.5% increase in franchise revenue.

Comparable restaurant sales increased 4.2% system-wide for the fiscal first quarter 2017, resulting in a 7.4% increase on a two-year basis. The Del Taco system has now generated comparable restaurant sales growth for 14th consecutive quarters. Company-

operated comparable restaurant sales increased 4.0%, marking the 19th consecutive quarter of comparable restaurant sales growth. Franchise comparable restaurant sales increased 4.4%.

Net income was $4.2 million, representing $0.10 per diluted share, compared to $3.1 million in the fiscal first quarter 2016, representing $0.08 per diluted share.

Restaurant contribution, a non-GAAP financial measure, increased 10.6% year-over-year to $19.4 million. As a percentage of Company restaurant sales, restaurant contribution increased approximately 40 basis points year-over-year to 19.1%. The improvement was driven by the timing of advertising expense which drove a 50 basis point reduction in occupancy and other operating expenses during the quarter. Excluding this timing benefit, which will reverse throughout the year, restaurant contribution margin would have decreased by approximately 10 basis points, driven by a 100 basis point increase in labor and related expenses partially offset by improvements in other operating expenses and food and paper costs. A reconciliation between restaurant contribution and the nearest GAAP financial measure is included in the accompanying financial data.

Adjusted EBITDA, a non-GAAP financial measure, increased to $14.6 million compared to $13.1 million in the previous year’s fiscal first quarter, representing 11.4% growth which includes an approximate $0.5 million benefit from the timing of advertising expense which will reverse throughout the year. A reconciliation between adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

Restaurant Portfolio

Our franchise partners opened three restaurants during the fiscal first quarter 2017. As previously announced, we sold two company-operated restaurants in the San Diego, CA area to a new franchisee that had previously signed a development commitment in that market. Additionally, we sold three company-operated restaurants in Atlanta, GA to another new franchisee who had previously signed a development agreement in the Atlanta area. Lastly, we announced the signing of new franchise development agreements for West Palm Beach, FL and Tennessee. These transactions reflect strategic opportunities to help accelerate system development.

Repurchase Program for Common Stock and Warrants

During the fiscal first quarter 2017, we repurchased 641,165 shares at an average price per share of $12.48. Subsequent to the end of the quarter, we purchased 400,000 warrants from PW Acquisitions, LP, a related party, for $3.75 per warrant.

We currently have $25.3 million remaining under our $50 million repurchase authorization.

Fiscal Year 2017 Guidance

We are reaffirming the following guidance for fiscal year 2017, which is a 52-week period ending January 2, 2018:

•	System-wide same store sales growth of approximately 2.0% to 4.0%;

•	Total revenue between $466 million and $476 million;

•	Total company-operated restaurant sales between $448 million and $458 million;

•	Restaurant contribution margin between 19.8% and 20.3%;

•
General and administrative expenses of between approximately 8.1% and 8.5% of total revenue, including incremental public company costs to support compliance with the Sarbanes-Oxley Section 404(b) requirement during fiscal 2018;

•	Effective tax rate of approximately 40.0%;

•	Diluted earnings per share of approximately $0.52 to $0.55;

•	Adjusted EBITDA between $71.0 million and $73.5 million;

•	23 to 26 new system-wide restaurant openings; and

•
Net capital expenditures totaling approximately $43.0 million to $46.0 million including approximately $16.0 to $17.0 million for new unit construction, approximately $12.5 to $13.5 million for capitalized maintenance, approximately $7.5 to $8.5 million for discretionary investment in equipment, technology and remodels, and up to approximately $7.0 million for land acquisition for development after 2017.

We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call

A conference call and webcast to discuss Del Taco’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Paul J.B. Murphy, III, Chief Executive Officer; John D. Cappasola, Jr., President and Chief Brand Officer; and Steven L. Brake, Executive Vice President and Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 1-201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 1-412-317-6671, the passcode is 13658730.

The webcast will be available at www.deltaco.com under the investors section and will be archived on the site shortly after the call has concluded.

Key Financial Definitions

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations and excludes restaurant closures.

Restaurant contribution is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of restaurants and the calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of results as reported under U.S. GAAP. Management believes that restaurant contribution and restaurant contribution margin are important tools for investors because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant contribution and restaurant contribution margin as key performance indicators to evaluate the profitability of incremental sales at Del Taco restaurants, to evaluate restaurant performance across periods and to evaluate restaurant financial performance compared with competitors. A reconciliation between restaurant contribution and the nearest GAAP financial measure is included in the accompanying financial data.

Adjusted EBITDA is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as stock-based compensation expense and transaction-related costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present Adjusted EBITDA because (i) we believe this measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe investors will find this measure useful in assessing our ability to service or incur indebtedness, and (iii) we use Adjusted EBITDA internally as a benchmark to compare performance to that of competitors. A reconciliation between Adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

About Del Taco Restaurants, Inc.

Del Taco (NASDAQ: TACO) offers a unique variety of both Mexican and American favorites such as burritos and fries, prepared fresh in every restaurant’s working kitchen with the value and convenience of a drive thru. Del Taco’s menu items taste better because they are made with quality ingredients like freshly grated cheddar, hand-chopped pico de gallo, sliced avocado, slow-cooked beans made from scratch, and fresh-grilled marinated chicken and carne asada. The brand’s UnFreshing Believable® campaign further communicates Del Taco’s commitment to provide guests with the best quality and value for their money.

Founded in 1964, today Del Taco serves more than three million guests each week at its more than 550 restaurants across 15 states. For more information, visit www.deltaco.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks included, without limitation, consumer demand, our inability to successfully open company-operated or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations, food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, changes in, or the discontinuation of, the Company’s repurchase program, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC, including under Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended January 3, 2017, and available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

### #### ###

Media Contact:
Julia Young
(646) 277-1280
julia.young@icrinc.com

Investor Relations Contact:
Raphael Gross
(203) 682-8253
investor@deltaco.com

Del Taco Restaurants, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 28, 2017	January 3, 2017
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$9,316	$8,795
Accounts and other receivables, net	3,147	4,141
Inventories	2,630	2,718
Prepaid expenses and other current assets	2,290	4,204
Total current assets	17,383	19,858
Property and equipment, net	138,082	138,320
Goodwill	319,778	320,025
Trademarks	220,300	220,300
Intangible assets, net	24,030	24,782
Other assets, net	3,825	3,872
Total assets	$723,398	$727,157
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$16,025	$16,427
Other accrued liabilities	36,430	36,653
Current portion of capital lease obligations and deemed landlord financing liabilities	1,575	1,588
Total current liabilities	54,030	54,668
Long-term debt, capital lease obligations and deemed landlord financing liabilities, excluding current portion, net	173,466	173,743
Deferred income taxes	91,408	91,273
Other non-current liabilities	30,011	30,140
Total liabilities	348,915	349,824

Shareholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 38,518,902 shares issued and outstanding at March 28, 2017; 39,153,503 shares issued and outstanding at January 3, 2017	4	4
Additional paid-in capital	353,131	360,131
Accumulated other comprehensive income	84	172
Retained earnings	21,264	17,026
Total shareholders' equity	374,483	377,333
Total liabilities and shareholders' equity	$723,398	$727,157

Del Taco Restaurants, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except share and per share data)

	12 Weeks Ended
	March 28, 2017	March 22, 2016
Revenue:
Company restaurant sales	$101,222	$93,550
Franchise revenue	3,613	3,329
Franchise sublease income	510	524
Total revenue	105,345	97,403
Operating expenses:
Restaurant operating expenses:
Food and paper costs	27,918	26,129
Labor and related expenses	33,221	29,784
Occupancy and other operating expenses	20,718	20,123
General and administrative	9,305	8,292
Depreciation and amortization	5,103	5,486
Occupancy and other - franchise subleases	481	503
Pre-opening costs	26	93
Restaurant closure charges, net	9	178
(Gain) loss on disposal of assets, net	(49)	75
Total operating expenses	96,732	90,663
Income from operations	8,613	6,740
Other expense
Interest expense	1,543	1,472
Transaction-related costs	—	65
Total other expense	1,543	1,537
Income from operations before provision for income taxes	7,070	5,203
Provision for income taxes	2,832	2,142
Net income	4,238	3,061
Other comprehensive loss:
Change in fair value of interest rate cap, net of tax	(88)	—
Total other comprehensive loss	(88)	—
Comprehensive income	$4,150	$3,061
Earnings per share:
Basic	$0.11	$0.08
Diluted	$0.10	$0.08
Weighted-average shares outstanding
Basic	39,003,935	38,798,014
Diluted	40,375,061	38,798,301

Del Taco Restaurants, Inc.
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	12 Weeks Ended
	March 28, 2017	March 22, 2016
Net income	$4,238	$3,061
Non-GAAP adjustments:
Provision for income taxes	2,832	2,142
Interest expense	1,543	1,472
Depreciation and amortization	5,103	5,486
EBITDA	13,716	12,161
Stock-based compensation expense (a)	1,069	699
(Gain) loss on disposal of assets, net (b)	(49)	75
Restaurant closure charges, net (c)	9	178
Amortization of favorable and unfavorable lease assets and liabilities, net (d)	(147)	(140)
Transaction-related costs (e)	—	65
Pre-opening costs (f)	26	93
Adjusted EBITDA	$14,624	$13,131

(a)	Includes non-cash, stock-based compensation.

(b)
(Gain) loss on disposal of assets, net includes the loss or gain on disposal of assets related to sales, retirements and replacement or write-off of leasehold improvements, furniture, fixtures or equipment in the ordinary course of business, net of amortization of deferred gains on assets sales associated with sale-leaseback transactions and gains or losses recorded associated with the sale of company-operated stores to franchisees.

(c)	Includes costs related to future obligations associated with the closure or net sublease shortfall of a restaurant.

(d)	Includes amortization of favorable lease assets and unfavorable lease liabilities.

(e)
Includes costs related to the strategic sale process which commenced during 2014 and resulted in the March 2015 stock purchase agreement and the June 2015 Business Combination consummated pursuant to the Merger Agreement.

(f)
Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including restaurant labor, supplies, cash and non-cash rent expense and other related pre-opening costs. These are generally incurred over the three to five months prior to opening.

Del Taco Restaurants, Inc.
Reconciliation of Company Restaurant Sales to Restaurant Contribution
(Unaudited)
(In thousands)

	12 Weeks Ended
	March 28, 2017	March 22, 2016
Company restaurant sales	$101,222	$93,550
Restaurant operating expenses	81,857	76,036
Restaurant contribution	$19,365	$17,514
Restaurant contribution margin	19.1%	18.7%

Del Taco Restaurants, Inc.
Restaurant Development

	12 Weeks Ended
	March 28, 2017	March 22, 2016
Company-operated restaurant activity:
Beginning of period	310	297
Openings	—	1
Closures	—	(1)
Sold to franchisees	(5)	—
Restaurants at end of period	305	297
Franchise-operated restaurant activity:
Beginning of period	241	247
Openings	3	1
Closures	—	(2)
Purchased from Company	5	—
Restaurants at end of period	249	246
Total restaurant activity:
Beginning of period	551	544
Openings	3	2
Closures	—	(3)
Restaurants at end of period	554	543